EXHIBIT 99.22

Program: Washington Mutual Mortgage Securities Corp. sponsor of prior securitized pools of adjustable rate residential mortgage loans (non-traditional or "alternative A" underwriting standards) with initial fixed rate periods of various numbers of years  for which WaMu Acceptance Corp. acted as depositor in a registered transaction

Selected Summary Cut-Off Date Information by Transaction (designations keyed to symbols published by Bloomberg L.P.)

Series Designation for Prior Securitied Pools:	WMALT 06-AR10
Mortgage Loan Characteristics as of Pool Settlement Date (1):	12/28/2006

Number of Mortgage Loans	1,565
Aggregate Principal Balance	$501,048,604.18
Approximate Weighted Average Mortgage Interest Rate	6.76%

	Number of Mortage	Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance
0.000 - 2.000%	0	0.00%
2.001 - 3.000%	0	0.00%
3.001 - 4.000%	0	0.00%
4.001 - 5.000%	1	0.01%
5.001 - 6.000%	145	9.68%
6.001 - 7.000%	1,028	67.75%
7.001 - 8.000%	345	19.40%
8.001 - 9.000%	44	3.04%
9.001 or Greater%	2	0.13%

Approximate Weighted Average Original Term (in months)	360
Approximate Weighted Average Remaining Term (in months)	357.52
Approximate Weighted Average Loan-To-Value Ratio	72.39%
Approximate Weighted Average Credit Score (2)	716.99
Minimum Credit Score (2)	600
Maximum Credit Score (2)	820

	Number of Mortage	Percentage of Aggregate
Property Type	Loans	Pool Balance
Single Family Residence	918	58.31%
Duplex	99	7.57%
Triplex	25	2.20%
Fourplex	32	2.65%
Townhouse	2	0.11%
Low Rise Condominium - 1-3 Stories	209	11.35%
Planned Unit Development	275	17.52%
Housing Cooperative	0	0.00%
Other	5	0.29%

	Number of Mortage	Percentage of Aggregate
Loan Purpose	Loans	Pool Balance
Purchase/Construction To Perm	779	48.55%
Rate/Term Refinance	316	20.26%
Cash Out Refinance	470	31.19%
Other	0	0.00%

	Number of Mortage	Percentage of Aggregate
Geographic Concentration (3)	Loans	Pool Balance
Alabama	6	0.20%
Alaska	0	0.00%
Arizona	83	3.96%
Arkansas	3	0.07%
California	567	46.80%
Colorado	52	3.01%
Connecticut	11	1.04%
Delaware	1	0.05%
District Of Columbia	3	0.37%
Florida	134	6.36%
Georgia	24	0.72%
Hawaii	7	0.79%
Idaho	6	0.17%
Illinois	101	5.46%
Indiana	6	0.17%
Iowa	0	0.00%
Kansas	2	0.04%
Kentucky	1	0.08%
Louisiana	0	0.00%
Maine	1	0.02%
Maryland	34	2.52%
Massachusetts	20	1.44%
Michigan	63	2.18%
Minnesota	21	1.20%
Mississippi	1	0.06%
Missouri	10	0.29%
Montana	0	0.00%
Nebraska	1	0.02%
Nevada	35	2.22%
New Hampshire	7	0.47%
New Jersey	23	1.44%
New Mexico	2	0.10%
New York	34	2.74%
North Carolina	11	0.40%
North Dakota	0	0.00%
Ohio	16	0.56%
Oklahoma	4	0.11%
Oregon	42	2.06%
Pennsylvania	13	0.50%
Rhode Island	4	0.18%
South Carolina	11	0.58%
South Dakota	0	0.00%
Tennessee	6	0.39%
Texas	26	1.21%
Utah	15	0.70%
Virginia	45	3.08%
Vermont	1	0.05%
Washington	102	5.75%
Wisconsin	3	0.13%
West Virginia	6	0.28%
Wyoming	1	0.03%
Other	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.